EXHIBIT 23


INDEPENDENT AUDITORS' CONSENT

To the Plan Administrator and Participants of the GMAC Insurance Personal Lines Retirement Savings Plan:


We consent to the incorporation by reference in Registration Statement No. 333-55118 of General Motors Corporation on Form S-8 of our report dated April 11, 2003 appearing in this Annual Report on Form 11-K of the GMAC Insurance Personal Lines Retirement Savings Plan for the year ended December 31, 2002.



/s/DELOITTE & TOUCHE LLP
Deloitte & Touche LLP
Raleigh, North Carolina

June 26, 2003


































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